SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15 (d) of
                The Securities Exchange Act of 1934

                  Date of Report: November 5, 1999

                  Comtech Consolidation Group, Inc.
       (Exact name of registrant as specified in its charter)

                               Delaware
            (State or other jurisdiction of incorporation)

     	000-2611	                      					76-0544385
(Commission File No.)				     (IRS Employer Identification No.)


                  10497 Town & Country Way, Suite 460
                           Houston, TX 77024
                (Address of principle executive offices)

Registrant's telephone number, including area code:	(713) 554-2244



Item 5. Other Events.

On or about September 30, 1999 the management of the Company filed for Chapter 11 reorganization of three of its subsidiaries, namely, Unique Dawning, Inc., Unique Dawning CMHC, Inc. and Summit Quality Health Services, Inc. On October 8, 1999, the Judge hearing the cases signed the court order approving the reorganization filing and appointing a U.S. Trustee to over see the operations of the three subsidiaries. The subsidiaries were subsequently converted to a Chapter 7. However, in working with the U. S. Trustee, on November 4, 1999, the Company purchased, from the U.S. Trustee, the revenue producing provider numbers for Unique Dawning
CMHC, Inc. and Summit Quality Health Services, Inc., without assuming the associated liabilities and management expects the CMHC and Home Health Agency operations to resume normal operations immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH CONSOLIDATION GROUP, INC.


By: s/Joel B. Flowers
      Joel B. Flowers, President